UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007 (March 27, 2007)

Dividend Capital Total Realty Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-125338	30-0309068
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

518 Seventeenth Street, 17th Floor, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01  Entry into a Material Definitive Agreement

On March 26, 2007, Dividend Capital Total Realty Trust Inc. (the “Company”), through TRT Industrial Fund I LLC, the Company’s wholly-owned subsidiary, entered into an amendment to its joint venture (“TRT-DCT Joint Venture I”) with DCT Industrial Fund II LLC, an indirect wholly-owned subsidiary of Dividend Capital Trust Inc., currently known as DCT Industrial Trust Inc. (“DCT”), originally entered into on September 1, 2006.

For a copy of the TRT-DCT Joint Venture I agreement, see the Company’s Current Report on Form 8-K filed on September 6, 2006 which is incorporated into this Item 1.01 by reference.

Pursuant to the terms of the amendment, TRT-DCT Joint Venture I was amended to expand the total amount of industrial properties to be acquired under the agreement from its original amount of up to $150 million to a total amount of up to  approximately $208.5 million.

On March 27, 2007, the Company, through TRT Industrial Fund II LLC, the Company’s wholly-owned subsidiary, entered into a new joint venture (“TRT-DCT Joint Venture II”) with DCT Industrial Fund III LLC, an indirect wholly-owned subsidiary of DCT.  TRT-DCT Joint Venture II is intended to acquire up to approximately $175 million in industrial properties by December 31, 2007.

The term of TRT-DCT Joint Venture II is eight (8) years.  TRT-DCT Joint Venture II contains certain liquidation provisions, as well as certain termination rights should either of the parties fail to perform its obligations thereunder.  In connection with TRT-DCT Joint Venture II, the Company granted DCT, subject to certain exceptions, exclusivity rights that will generally restrict the Company from (a) pursuing similar agreements with other industrial operating partners within the United States during the term of TRT-DCT Joint Venture II and (b) directly acquiring or developing industrial assets within the United States during the term of TRT-DCT Joint Venture II.  The agreement also contains provisions for entering into one additional joint venture agreement under similar terms prior to the end of the calendar year 2007.  Pursuant to an advisory agreement between the Company and Dividend Capital Total Advisors LLC (the “Advisor”), the Company is expected to pay the Advisor certain customary fees in connection with assets acquired under TRT-DCT Joint Venture II, including acquisition, asset management and disposition fees.  A portion of these fees are intended to be reallowed to DCT in exchange for services provided.

Item 2.01  Acquisition or Disposition of Assets

On March 27, 2007, TRT-DCT Joint Venture I acquired or reasonably expects to acquire a fee interest in three properties (the “JV I Final Traunch Properties”). The JV I Final Traunch Properties consist of the following: (1) Veterans Boulevard, an industrial property located in the Chicago, Illinois market, (2) Commerce Center, an industrial property located in the Central Pennsylvania market, and (3) Logistics Boulevard, an industrial property located in the Cincinnati, Ohio market.  These properties are described further below.

Property	Date of Acquisition	Total approximate acquisition cost	Net rentable area (square feet)	Occupancy	Major tenants (1)
Properties acquired
					Banta Publications
Veterans Boulevard	March 27, 2007	$12,886,000	189,135	100%	Group, Orbus Inc.
Commerce Center	March 27, 2007	34,260,000	503,423	100%	Exel Inc.
		$47,146,000	692,558
Property reasonably expected to be acquired
Logistics Boulevard	June 2007*	$31,296,000	603,586	100%	Cummins Inc.
		$78,442,000	1,296,144

* This date reflects the expected acquisition date of this property.  This acquisition is subject to the satisfaction of certain conditions and there is no guarantee that the Company will be able to acquire this property per the terms described above or at all.

The total acquisition cost of the JV I Final Traunch Properties acquired on March 27, 2007 was approximately $47.1 million (consisting of an approximate $46.6 million purchase price plus additional due diligence and other closing costs of approximately $0.5 million) and was paid for through a combination of (i) an equity contribution from the Company to TRT-DCT Joint Venture I using proceeds from the Company’s public equity offering and (ii) an equity contribution from DCT to TRT-DCT Joint Venture I.  Total costs have not been finally determined.  Any additional costs are not expected to be material.

The JV I Final Traunch Properties acquired on March 27, 2007 comprise a total of approximately 693,000 net rentable square feet and are currently 100% leased to a total of three tenants. Pursuant to an advisory agreement between the Company and Dividend Capital Total Advisors LLC (the “Advisor”), upon closing, the Company paid to the Advisor an acquisition fee in the amount of approximately $829,000 (equal to 2% of the Company’s equity interest in the approximate $46.6 million purchase price). This acquisition fee is not included in the approximate $47.1 million total acquisition cost of the JV I Final Traunch Properties acquired on March 27, 2007.

In addition, on March 28, 2007, TRT-DCT Joint Venture II acquired or  reasonably expects to acquire a fee interest in five properties (the “JV II First Traunch Properties”) consisting of the following: (1) Plainfield III, an industrial property located in the Indianapolis, Indiana market, (2) Patriot Drive I, an industrial property located in the Dallas, Texas market, (3) Patriot Drive II, an industrial property located in the Dallas, Texas market, (4) Midpoint Drive, an industrial property located in the Kansas City, Kansas market, and (5) Greenwood Center, an industrial property located in the Atlanta, Georgia market.  These properties are described further below.

Property	Date of Acquisition	Total approximate acquisition cost	Net rentable area (square feet)	Occupancy	Major tenants (1)
Properties acquired					Lagasse, Inc & Saint-Gobain
Plainfield III	March 28, 2007	$20,100,000	475,094	100%	Abrasives, Inc.
Patriot Drive I	March 28, 2007	6,423,000	142,748	100%	Cooper and Brass Sales, Progressive Lighting Inc., & Milso Industries Corporation
Patriot Drive II	March 28, 2007	25,450,000	503,074	100%	The Simmons Manufacturing Co. LLC, GTE Communication Systems Corporation, & Kimbo Tire USA Inc.
		$51,973,000	1,120,916
Properties reasonably expected to be acquired
Midpoint Drive	April 2007**	$8,954,000	180,000	100%	Office Max
Greenwood	October 2007**	22,621,000	490,457	100%	The Sports Authority
		$31,575,000	670,457
		$83,548,000	1,791,373

** These dates reflect the expected acquisition dates of these properties.  These acquisitions are subject to certain conditions and there is no guarantee that the Company will be able to acquire these properties per the terms described above or at all.

The total acquisition cost of the JV II First Traunch Properties acquired on March 28, 2007 was approximately $52.0 million (consisting of an approximate $51.9 million purchase price plus additional due diligence and other closing costs of approximately $0.1 million) and was paid for through a combination of (i) an equity contribution from the Company to TRT DCT Joint Venture II using proceeds from the Company’s public equity offering and (ii) an equity contribution from DCT to TRT-DCT Joint Venture II. Total costs have not been finally determined.  Any additional costs are not expected to be material.

The JV II First Traunch Properties acquired on March 28, 2007 comprise a total of approximately 1.1 million net rentable square feet and are currently 100% leased to a total of eight tenants.  Pursuant to an advisory agreement between the Company and Dividend Capital Total Advisors LLC (the “Advisor”), upon closing, the Company paid to the Advisor an acquisition fee in the amount of approximately $934,000 (equal to 2% of the Company’s equity interest in the approximate $51.9 million purchase price). This acquisition fee is not included in the approximate $52.0 million total acquisition cost of the JV II First Traunch Properties acquired on March 28, 2007.

For all properties acquired in the above tables, the Advisor will also receive an asset management fee consisting of: (i) a monthly fee equal to one twelfth of 0.5% of the Company’s pro rata portion of the aggregate cost (before non cash reserves and depreciation) of the properties and (ii) a monthly fee equal to 6.0% of the Company’s aggregate monthly net operating income derived from the properties.

In addition, DCT is eligible for potential profit participation upon the ultimate sale of all properties noted in the above tables.  An affiliate of DCT will also manage these properties, for which they will receive a customary market-based property management fee from the Company.  DCT will also receive an asset management fee from the Advisor.

Item 9.01         Financial Statements and Exhibits

To be filed by amendment. Pursuant to Item 9.01 of Form 8-K, the registrant hereby undertakes to file financial statements filed in response to this item on an amendment to the Current Report on Form 8-K within 75 days from the date of acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dividend Capital Total Realty Trust Inc.
(Registrant)

Date: March 30, 2007	By:	/s/ JOHN E. BIALLAS
	Name:	John E. Biallas
	Title:	Chief Operating Officer